UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
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☒	Definitive Information Statement

BELLATORA, INC.

 (Name of Registrant as Specified in Its Charter)

Not Applicable

 (Name of Person(s) Filing Information Statement, if other than the Registrant)

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BELLATORA, INC.

2030 Powers Ferry Rd SE, Suite # 212

Atlanta, GA 30339

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on April 12, 2023

To the Stockholders of Bellatora, Inc.:

Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Bellatora, Inc. (the “Company”), will be held at the Company’s offices at 2030 Powers Ferry Road, SE, Suite 212, Atlanta, GA 30339 on April 12, 2023 at 10:00 a.m. Eastern Time. At the Special Meeting, stockholders will consider and vote on the following two resolutions:

1.	To effect a net 1 for 100 reverse-split of the Company’s common stock by first effecting a 1 for 50,000 reverse-split, with all fractional shares rounded up to the nearest whole share, immediately followed by a 500 for 1 forward stock-split (the “Stock Split Proposal”); and

2.	To amend the Company’s Articles of Incorporation to (a) clarify the number of authorized shares of preferred stock and their par value, and (b) authorize the Company to take any action requiring shareholder approval if the action is approved by a written consent of the holders of a majority of the outstanding shares without prior notice or a meeting (the “Amendment Proposal” and with the Stock Split Proposal, the “Proposals”).

Both Proposals have been approved by the Board of Directors and by a shareholder who holds a majority of the outstanding common stock of the Company. Accordingly, the Company is not soliciting proxies from stockholders and you are not requested to send one. In order to vote on the Proposals, you will need to attend the Special Meeting, and cast a ballot, in person. Stockholders will not be able to attend the Special Meeting remotely or vote on the Proposals remotely. Stockholders are referred to the attached Information Statement for more information regarding the actions being taken and the circumstances surrounding the Board of Director’s recommendation of the actions.

The Board of Directors has fixed the close of business on March 20th, 2023 as the record date for determining the stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof. Only the stockholders of record of our common stock are entitled to receive notice of, and to vote at, the Special Meeting or any adjournments thereof. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection by stockholders at the principal executive offices of the Company during regular business hours for the 10 calendar days prior to and during the Special Meeting. You will be able to vote at the meeting if you are listed as a stockholder on the list; however, you will need to present proof of your identity in order to vote. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In that case, this letter has been forwarded to you by your broker, bank, or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by following the instructions that you receive from the holder of record.

The Company will bear all expenses relating to this Information Statement, including expenses in connection with preparing and mailing this Information Statement and all documents that now accompany or may in the future supplement it.

We appreciate your continued interest in Bellatora, Inc.

Very truly yours,

/s/ Erik S. Nelson

Erik S. Nelson, CEO

INFORMATION STATEMENT

OF

BELLATORA, INC.

2030 Powers Ferry Rd SE, Suite # 212

Atlanta, GA 30339

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed to the holders of record (the “Stockholders”) of the outstanding common stock, $0.00001 par value per share (the “Common Stock”) of Bellatora, Inc., a Colorado corporation (the “Company”), as of the close of business on March 20, 2023 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a special meeting of Stockholders to be held at the Company’s offices at 2030 Powers Ferry Road, SE, Suite 212, Atlanta, GA 30339 on April 12, 2023 at 10:00 a.m. Eastern Time. At the Special Meeting, Stockholders will consider and vote on the following two resolutions:

1.	To effect a net 1 for 100 reverse-split of the Company’s common stock by first effecting a 1 for 50,000 reverse-split with all fractional shares rounded up to the nearest whole share, immediately followed by a 500 for 1 forward stock-split (the “Stock Split Proposal”); and

2.	To amend the Company’s Articles of Incorporation to (a) clarify the number of authorized shares of preferred stock and their par value, and (b) authorize the Company to take any action requiring shareholder approval if the action is approved by a written consent of the holders of a majority of the outstanding shares without prior notice or a meeting (the “Amendment Proposal” and with the Reverse Split Proposal, the “Proposals”).

Both Proposals have been approved by the Board of Directors (the “Board”) and by a shareholder who holds a majority of the outstanding common stock of the Company (the “Consenting Stockholder”). Accordingly, the Company is not soliciting proxies from Stockholders and you are not requested to send one. In order to vote on the Proposals, you will need to attend the Special Meeting, and cast a ballot, in person. Stockholders will not be able to attend the Special Meeting remotely or vote on the proposal remotely. Stockholders are referred to the attached Information Statement for more information regarding the actions being taken and the circumstances surrounding the Board’s recommendation of the actions.

The approval of the Proposals by the Consenting Stockholder constitutes the consent of a majority of the shares of our capital stock issued and outstanding as of the Record Date, and is sufficient under the Colorado Business Corporation Act and the Company’s Articles of Incorporation and Bylaws to approve the Proposals. Accordingly, the Company is not soliciting proxies from Stockholders and you are not requested to send one.

The Stock Split Proposal will be effected after the Special Meeting, and after FINRA has approved the Company’s corporate action application relating to the Stock Split Proposal, by filing Articles of Amendment with the Colorado Secretary of State. A copy of the Articles of Amendment that will be filed to effect the Stock Split Proposal are attached hereto as Appendix A.

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The Amendment Proposal will be effected immediately after the Special Meeting by filing Articles of Amendment with the Colorado Secretary of State. A copy of the Articles of Amendment that will be filed to effect the Amendment Proposal are attached hereto as Appendix B.

This Information Statement is being furnished to you solely for the purpose of informing Stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C. Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to Bellatora, Inc.

GENERAL INFORMATION

This Information Statement is being first mailed on or about March 21, 2023, to Stockholders of the Company by the Board to provide material information regarding Proposals that will be considered at the Special Meeting.

Only one Information Statement is being delivered to two or more Stockholders who share an address unless we have received contrary instruction from one or more of such Stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate Chief Executive Officer at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF A SPECIAL MEETING OF SHAREHOLDERS

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE CONSENTING STOCKHOLDER

Under the Colorado Business Corporation Act, the approval of the Proposals requires the affirmative vote of a majority of the votes entitled to be cast. Each holder of Common Stock is entitled to one vote per share of Common Stock held of record. On the Record Date, we had 140,790,867 shares of Common Stock issued and outstanding, and no shares of Preferred Stock issued and outstanding.

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On February 23, 2023, our Board unanimously adopted resolutions approving the Proposals, and recommended that the Stockholders approve the Proposals. In connection with the adoption of these resolutions, the Board obtained the written consent of the Consenting Stockholder, which holds more than a majority of the outstanding shares of Common Stock, in order to reduce associated costs and implement the Proposals in a timely manner. The Consenting Stockholder voted in favor of the Proposals in a written consent dated February 23, 2023. The Consenting Stockholder is the record or beneficial owner of 100,000,000 shares of Common Stock, which constitutes 71% of the issued and outstanding shares of Common Stock. No consideration was paid for the consent. The Consenting Stockholder’s name, affiliation with the Company and beneficial holdings are as follows:

Name	Common Stock	Percentage (1)

Coral Investment Partners, L.P. (2)	100,000,000	71%

(1)	Based on 140,790,867 shares of Common Stock issued and outstanding on the Record Date.
(2)	Coral Investment Partners, L.P. is controlled by Erik S. Nelson, our sole director and sold officer.

Accordingly, the Company is not seeking the vote or proxy of any other Stockholders, although any other Stockholders who attend the Special Meeting in person will be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising Stockholders of the action that will be taken at the Special Meeting.

The Stock Split Proposal will be effected after the Special Meeting, and after FINRA has approved the Company’s corporate action application relating to the Stock Split Proposal, by filing Articles of Amendment with the Colorado Secretary of State. The Stock Split Proposal will be effective either at the time of filing or at the effective date specified in the Articles of Amendment. A copy of the Articles of Amendment that will be filed to effect the Stock Split Proposal are attached hereto as Appendix A.

The Company will, promptly after the Special Meeting, file Articles of Amendment with the Colorado Secretary of State to effect the Amendment Proposal, which will be effective on filing. A copy of the Articles of Amendment that will be filed to effect the Amendment Proposal are attached hereto as Appendix B.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

Description of Common Stock

We are authorized to issue 200,000,000 shares of our Common Stock, $0.00001 par value (the “Common Stock”). Each share of the Common Stock is entitled to share equally with each other share of Common Stock in dividends from sources legally available therefore, when, and if, declared by our Board and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets of the Company that are available for distribution to the holders of the Common Stock. Each holder of Common Stock is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of Common Stock have no preemptive rights, redemption rights or rights of conversion with respect to the Common Stock. Our Board is authorized to issue additional shares of our Common Stock within the limits authorized by our Articles of Incorporation and without Stockholder action. All shares of Common Stock have equal voting rights, and voting rights are not cumulative.

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Description of Preferred Stock

We are authorized to designate and issue up to 50,000,000 shares of Preferred Stock. The Preferred shares may be designated in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board and included in a certificate of designation filed pursuant to the Colorado Business Corporation Act, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

The Board has designated one series of Preferred Stock, which is known as the Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The Board has authorized the issuance of 10,000,000 shares of Series A Preferred Stock, although none were outstanding of the Record Date. The Series A Preferred Stock has the following rights and preferences:

Dividends: The Series A Preferred Stock is entitled to receive non-cumulative dividends equal to the amount of dividends that the holder of such share would have received if such share of Series A Preferred Stock were converted into shares of Common Stock immediately prior to the record date of the dividend declared on the Common Stock.

Liquidation Preference: The Series A Preferred Stock is entitled to receive, prior to any distribution to any junior class of securities, an amount equal to $0.01 per share as a liquidation preference before any distribution may be made to the holders of any junior security, including the Common Stock.

Voting Rights: Each holder of Series A Preferred Stock shall vote with holders of the Common Stock upon any matter submitted to a vote of shareholders, in which event it shall have the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock would be convertible on the record date for the vote or consent of shareholders. Each holder of Series A Preferred Stock shall also be entitled to one vote per share on each submitted to a class vote of the holders of Series A Preferred Stock.

Voluntary Conversion Rights: Each share of Series A Preferred Stock is convertible into 1,000 shares of Common Stock at the option of the holder thereof.

Mandatory Conversion Rights: The Company has the right to effect the conversion of each share of Series A Preferred Stock into 1,000 shares of Common Stock at any time that there are less than 200,000 shares of Series A Preferred Stock outstanding.

Description of Warrants

We are authorized to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

As of February 23, 2023, the Company had issued 50,000,000 Class A Warrants and 50,000,000 Class B Warrants (collectively, the “Warrants”). The Class A Warrants are exercisable at $0.01 per share and the Class B Warrants are exercisable at $0.025 per share.

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If at any time after the Initial Issuance Date, there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the shares of common stock issuable under the Warrants, then the Warrants may also be exercised, in whole or in part, by means of a “cashless exercise” in which the holder shall be entitled to receive a number of shares of Common Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the market price of the Common Stock at the time of the exercise, determined pursuant to the Warrants;

(B) = the Exercise Price of the Warrant, as adjusted hereunder; and

(X) = the number of shares of Common Stock that would be issuable upon exercise of the Warrants if such exercise were by means of a cash exercise rather than a cashless exercise.

Also, to the extent the Warrants have not been previously executed by their termination date, they will be automatically exercised via cashless exercise on such date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 23, 2023, with respect to the beneficial ownership of our capital stock by (i) all of our directors, (ii) each of our executive officers named in the Summary Compensation Table, (iii) all of our directors and named executive officers as a group, and (iv) all persons known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares that the individual or entity has the right to acquire within 60 days after February 23, 2023 through the exercise of any stock option, warrant or other right, or the conversion of any security. Unless otherwise indicated, each person or entity has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name (1)	Shares Beneficially Owned	Percent of Common Stock (2)
5% Stockholders
Coral Investment Partners, LP	100,000,000	71%
Atom Miller 10205 Barrel Ridge St. Las Vegas, NV 89183	24,000,000	17%
Directors and Named Executive Officers
Erik S. Nelson (3)	100,000,000	71%
Officers and Directors as a Group	100,000,000	71%

(1)	The address of each person listed above, unless otherwise indicated, is c/o Bellatora, Inc., 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA 30339.
(2)	Based upon 140,790,687 common shares issued and outstanding on a fully diluted basis.
(3)

Mr. Nelson’s beneficial ownership is based on 100,000,000 shares owned by Coral Capital Investment Partners, LP (“Coral”). Mr. Nelson owns the general partner of Coral and controls the decision to vote and dispose of all shares owned by Coral. Mr. Nelson disclaims any beneficial ownership in shares owned by Coral over his beneficial ownership in Coral. Mr. Nelson’s beneficial ownership does not include 50,000,000 shares of common stock issuable upon the exercise of Class A Warrants for $0.01 per share until June 20, 2026 and 50,000,000 shares of common stock issuable upon the exercise of Class B Warrants for $0.025 per share until June 20, 2026 since the Class A Warrants and Class B Warrants prohibit their exercise if such exercise would result in Mr. Nelson having beneficial ownership of more than 4.99% (or, if the holder elects, 9.99%) of the Company’s outstanding stock.

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MATTERS TO BE VOTED ON

PROPOSAL 1: THE STOCK SPLIT PROPOSAL

Reasons for the Stock Split Proposal

The Board and the Consenting Stockholder have approved resolutions that would authorize, but not obligate, the Company to amend its Articles of Incorporation to effect a net 1 for 100 reverse stock split of the outstanding shares of Common Stock by first effecting a 1 for 50,000 reverse-split, with all fractional shares rounded up to the nearest whole share, immediately followed by a 500 for 1 forward stock-split (collectively, the “Reverse Split”).

The general description of the Reverse Split set forth below is a summary only and is qualified in its entirety by and subject to the full text of the form of proposed Articles of Amendment that would effect the Reverse Split, which are attached as Annex A hereto.

Principal Reasons for the Reverse Split

The primary objective for effecting the Reverse Split would be to create sufficient authorized but unissued Common Stock that the Company could use to effect an acquisition. Currently, the Company does not have any operations and no assets other than cash. The Company’s business plan is to enhance shareholder value by acquiring an operating business. However, the Company currently is authorized to issue 200,000,000 shares of Common Stock, but has already issued over 140,000,000 shares of Common Stock. The Company does not believe that its current unissued Common Stock is sufficient to acquire an attractive business since it would result in excessive dilution to the equity owners of the acquired business.

Our Board believes that increasing the number of unissued shares of Common Stock will improve the Company’s ability to acquire an attractive business by making the Company more attractive to a broader range of companies.

Certain Risks Associated with a Reverse Split

Reducing the number of outstanding shares of the Common Stock through the Reverse Split is intended, absent other factors, to increase the number of authorized but unissued number of shares of Common Stock, which the Company needs to make an acquisition.

The Reverse Split May Not Enable the Company to Attract an Acquisition Candidate. There are many factors that company’s consider in deciding whether to effect a reverse merger with a public company, and the ability to minimize dilution of their existing equity holders is only one such factor. There may be other aspects of the Company that deter potential acquisition candidates. There can be no assurance the Reverse Split will enhance the Company’s ability to locate a viable acquisition candidate.

The Reverse Split May Decrease the Liquidity of the Common Stock. The Board believes that the Reverse Split may result in an increase in the market price of the Common Stock, which could lead to increased interest in the Common Stock and possibly promote greater liquidity for Stockholders. However, the Reverse Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for the Common Stock.

The Reverse Split May Lead to a Decrease in the Overall Market Capitalization of the Company. The Reverse Split may be viewed negatively by the market and, consequently, could lead to a decrease in the overall market capitalization of the Company. If the per share market price of the Common Stock does not increase in proportion to the reverse split ratio, then the value of the Company, as measured by the market capitalization of the Company, will be reduced.

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Impact of a Reverse Split If Implemented

The Reverse Split would affect all holders of Common Stock uniformly and would not affect any Stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the Stockholder would hold fractional shares as a result of first step of the Reverse Split, in which case Stockholders who receive fractional shares will wind up with a slight increase in their percentage of the Company’s Common Stock and Stockholders who do not will wind up with slight decrease in their percentage of the Company’s Common Stock. The other principal effects of the Reverse Split will be that:

•	the number of issued and outstanding shares of Common Stock (and treasury shares, if any), will be reduced proportionately based on the Reverse Split ratio; and
•	the per share exercise price of all outstanding options and warrants will be increased proportionately and the number of shares of Common Stock issuable upon the exercise of all outstanding options and warrants will be reduced proportionately.

The Board does not intend for a Reverse Split to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

We are currently authorized to issue a maximum of 200,000,000 shares of our Common Stock. As of the Record Date, there were 140,790,867 shares of our Common Stock issued and outstanding. Although the number of authorized shares of our Common Stock will not change as a result of the Reverse Split, the number of shares of our Common Stock issued and outstanding will be reduced by the Reverse Split. Thus, the Reverse Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by the amount of the reduction effected by the Reverse Split.

Following the Reverse Split, the Board will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further Stockholder approval, upon such terms and conditions as the Board deems appropriate. Although we consider financing opportunities from time to time, we do not currently have any plans, proposals or understandings to issue the additional shares that would be available if the Reverse Split is approved and effected. However, some of the unissued shares underlie warrants, which could be exercised or converted after the Reverse Split is affected.

Effects of the Reverse Split

Management does not anticipate that the Company’s financial condition, the percentage ownership of Common Stock by management, the number of Stockholders or any aspect of the Company’s business will materially change as a result of the Reverse Split. Because the Reverse Split will apply to all issued and outstanding shares of Common Stock and outstanding rights to purchase Common Stock or to convert other securities into Common Stock, the proposed Reverse Split will not alter the relative rights and preferences of existing Stockholders.

The Common Stock is currently registered under Section 12(g) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the OTC Markets. Following the Reverse Split, the Common Stock is expected to continue to be quoted on the OTC Markets.

The rights of the holders of the Common Stock will not be affected by the Reverse Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of the Common Stock immediately prior to the effectiveness of the Reverse Split will generally continue to hold approximately 2% of the voting power of the outstanding shares of the Common Stock immediately after the Reverse Split. The number of Stockholders of record will not be affected by the Reverse Split. The Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Split.

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Effectiveness of the Reverse Split

The Reverse Split, if approved by Stockholders, would become effective upon the filing and effectiveness of Articles of Amendment effecting the Reverse Split with the Secretary of State of the State of Colorado, and after FINRA has approved the Company’s corporate action application relating to the Reverse Split.

The Board reserves the right, notwithstanding Stockholder approval and without further action by the Stockholders, to elect not to proceed with the Reverse Split if, at any time, the Board, in its sole discretion, determines that it is no longer in the Company’s best interests or the best interests of its Stockholders to proceed with the Reverse Split.

Effect on Par Value; Reduction in Stated Capital

The proposed Reverse Split will not affect the par value of the Company’s Common Stock, which will remain at $0.00001 per share of Common Stock and $0.00001 per share of Preferred Stock. As a result, the stated capital on the Company’s balance sheet attributable to its Common Stock, which consists of the par value per share of Common Stock multiplied by the aggregate number of shares of Common Stock issued and outstanding, will be reduced in proportion to the net Reverse Split ratio. Correspondingly, the Company’s additional paid-in capital account, which consists of the difference between its stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the Common Stock, will be credited with the amount by which the stated capital is reduced. Stockholders’ equity, in the aggregate, will remain unchanged.

Book-Entry Shares

If the Reverse Split is effected, Stockholders, either as direct or beneficial owners, will have their holdings electronically adjusted by the Company’s transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Split. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered Stockholders for processing the Reverse Split. If a Stockholder holds shares of Common Stock with a bank, broker, custodian or other nominee and has any questions in this regard, Stockholders are encouraged to contact their bank, broker, custodian or other nominee.

No Appraisal Rights

Under the Colorado Business Corporation Act, Stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the Reverse Split described herein, and the Company will not independently provide its Stockholders with any such rights.

Fractional Shares

The Board elected to resolve factional shares that would otherwise result from the Reverse Split by rounding up fractional shares to the nearest whole share, rather than repurchasing the fractional shares for cash for several reasons. First, the Company lacks the necessary cash to repurchase the fractional shares with cash and believes that the best of use of its cash is use it to fund efforts to locate and close an acquisition and remain compliant with its SEC reporting obligations. Second, repurchasing the fractional shares would create litigation risk for the Company due to the uncertain value of the Company’s common stock. In particular, the Company’s Common Stock is thinly traded, and may not be reliable indication of its true economic value, with the result that shareholders could challenge the value the Company places on its shares through litigation. Any shareholder claims that are made concerning the value paid for the fractional shares would substantially dwarf any potential value in the extra shares that will be issued by rounding up fractional shares to the next whole share. Third, by rounding up fractional shares, the Reverse Split will result in a large number of Stockholders having 500 or more shares, which will improve the Company’s ability to meet the listing criteria of many national securities exchanges, which will make the Company more attractive to acquisition candidates.

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Material U.S. Federal Income Tax Considerations Related to the Reverse Split

The following is a general summary of the material U.S. federal income tax considerations to U.S. holders (as defined below) of the Reverse Split. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”) and judicial authority and administrative interpretations, all as of the date of this document, and all of which are subject to change, possibly with retroactive effect, and are subject to differing interpretations. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. The Company has not sought and will not seek an opinion of counsel or any rulings from the Internal Revenue Service (the “IRS”) with respect to any of the tax considerations discussed below. As a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

This discussion is limited to U.S. holders that hold Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any tax consequences arising under the tax on net investment income or the alternative minimum tax, nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, U.S. federal estate or gift tax laws, or any tax treaties. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to U.S. holders in light of their particular circumstances or to U.S. holders that may be subject to special rules under U.S. federal income tax laws, including, without limitation:

•	a bank, insurance company or other financial institution;
•	a tax-exempt or a governmental organization;
•	a real estate investment trust;
•	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);
•	a regulated investment company or a mutual fund;
•	a dealer or broker in stocks and securities, or currencies;
•	a trader in securities that elects mark-to-market treatment;
•	a holder of Common Stock that received such stock through the exercise of an employee option, pursuant to a retirement plan or otherwise as compensation;
•	a person who holds Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;
•	a corporation that accumulates earnings to avoid U.S. federal income tax;
•	a person whose functional currency is not the U.S. dollar;
•	a U.S. holder who holds Common Stock through non-U.S. brokers or other non-U.S. intermediaries;
•	a person subject to Section 451(b) of the Code; or
•	a former citizen or long-term resident of the United States subject to Section 877 or 877A of the Code.

If a partnership, or any entity (or arrangement) treated as a partnership for U.S. federal income tax purposes, holds Common Stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. A partner in a partnership holding Common Stock should consult its own tax advisor about the U.S. federal income tax consequences of the Reverse Split.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Common Stock that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, whose income is subject to U.S. federal income tax regardless of its source; or
•	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a United States person.

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The Reverse Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of Common Stock generally should not recognize gain or loss upon the Reverse Split. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis of the shares of Common Stock surrendered, and such U.S. holder’s holding period in the shares of Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the Reverse Split. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Required Vote

To be approved, the Stock Split Proposal must receive the affirmative vote of a majority of the issued and outstanding shares of our Common Stock entitled to vote at the Special Meeting, voting together as a single class, which has already occurred by virtue of the written consent signed by the Consenting Stockholder.

PROPOSAL 2: AMENDMENT PROPOSAL

Reasons for the Amendment Proposal

The Board and the Consenting Stockholder have approved resolutions that would authorize, but not obligate, the Company to amend its Articles of Incorporation to (a) clarify the number of authorized shares of preferred stock and their par value (the “Clarification Amendment”), and (b) authorize the Company to take any action requiring shareholder approval if the action is approved by a written consent of the holders of a majority of the outstanding shares without prior notice or a meeting (the “Stockholder Consent Amendment”).

Principal Reasons for, and Risks of, the Clarification Amendment

Due to what the Company believes was a typographical error, the Company’s current Articles of Incorporation do not specifically state how many shares of Preferred Stock the Company is authorized to issue, although the number can be inferred from the total number of authorized shares of capital stock and the number of authorized shares reserved for Common Stock. The Articles of Incorporation also do not state the par value of the Preferred Stock.

The Clarification Amendment will clarify that the Company is authorized to issue up to 50,000,000 shares of Preferred Stock, and that each share of Preferred Stock shall have a par value of $0.00001 per share, which is the same par value as the Common Stock. The Company believes that clarifying the number of authorized shares of Preferred Stock and their par value will remove a legal uncertainty that could, potentially, impair the Company’s ability to complete a future corporate transaction or financing.

The Company does not believe that there are any negative consequences to this Clarification Amendment.

Principal Reasons for, and Risks of, the Stockholder Consent Amendment

Under the Colorado Business Corporation Act, a corporation may not take an action requiring stockholder approval by the written consent of a majority of Stockholders unless the articles of incorporation expressly authorize it. The Company’s Articles of Incorporation do not authorize stockholder action by written consent, and require that any corporation action requiring a stockholder vote may only be approved at a formal annual or special meeting of Stockholders. The Stockholder Consent Amendment will authorize the Company to take actions requiring stockholder consent with only the written consent of a majority of Stockholders, and eliminate the requirement of having a formal annual or special meeting of Stockholders.

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The Company believes the Stockholder Consent Amendment is in the best interests of the Company because it eliminate certain costs, red tape and delays associated with potential corporation actions, which is important since the Company currently has limited resources. The Company does not believe that there are any material negative consequences to the Company. Since the Company’s Common Stock is registered under Section 12 of the Exchange Act, it will still be required to send in information statement to Stockholders prior to effecting any action that has been approved by a written consent of a majority of Stockholders, so investors will still receive prior notice and disclosure of any such actions. However, the Company will be able to avoid the costs and delays of allowing Stockholders to make an unnecessary and inconsequential vote on such actions.

Required Vote

To be approved, the Amendment Proposal must receive the affirmative vote of a majority of the issued and outstanding shares of our Common Stock entitled to vote at the Special Meeting, voting together as a single class, which has already occurred by virtue of the written consent signed by the Consenting Stockholder.

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APPENDIX A

ARTICLES OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

BELLATORA, INC.

Bellatora, Inc., a corporation organized and existing under the laws of the State of Colorado (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is Bellatora, Inc.

2.	The Articles of Incorporation of the Corporation are amended by adding the following new paragraph to the end of Article V, Section 5.1:

Upon the filing and effectiveness (the “Effective Time”) of this amendment to the Corporation’s Articles of Incorporation, as amended, pursuant to the Colorado Business Corporation Act, each fifty thousand (50,000) shares of the Common Stock issued immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, $0.00001 par value per share, without any action by the holder thereof (the “Reverse Stock Split”), with any fractional shares rounded up to the nearest whole share. Immediately after the Reverse Stock Split, each share of Common Stock shall be split into five hundred (500) shares of Common Stock (the “New Common Stock”), without any action on the part of the holder thereof (the “Forward Stock Split”). Each share certificate or book entry position that immediately prior to the Effective Time represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such share certificate or book entry position shall have been reclassified, combined and split as a result of the Reverse Stock Split and the Forward Stock Split, subject to the rounding up of fractional shares resulting from the Reverse Stock Split.

3.	These Articles of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 7-110-103 of the Colorado Business Corporation Act of the State of Colorado.

4.	These Articles of Amendment shall become effective as of 12:01 a.m., Eastern Time on ______________, 2023.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be duly executed in its corporate name as of the ____th day of _______________, 2023.

By:
Erik S. Nelson
Chief Executive Officer

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APPENDIX B

ARTICLES OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

BELLATORA, INC.

Bellatora, Inc., a corporation organized and existing under the laws of the State of Colorado (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is Bellatora, Inc.

2.	The Articles of Incorporation of the Corporation are amended by amended the introductory paragraph of Article V to read in its entirety as follows:

“The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 250,000,000 shares, consisting of (a) 200,000,000 shares of common stock, par value $0.00001 per share (the “Common Stock”), and (b) 50,000,000 shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”).”

3.	The Articles of Incorporation of the Corporation are amended by deleting the following phrase from the beginning of Article V, Section 5.1:

“TWO HUNDRED MILLION (200,000,000) shares of Common Stock, Par Value $0.00001 per share; and”.

4.	The Articles of Incorporation of the Corporation are amended by adding the following language at the beginning of the existing paragraph in Article VI: “Section 6.1 Amendment of Bylaws.”

5.	The Articles of Incorporation of the Corporation are amended by adding the following paragraph as Section 6.2 to Article VI:

“Section 6.2 Action without a Meeting. Any action required to be taken at any meeting of the shareholders, or any action which may be taken at any meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of all classes entitled to vote on such action having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of such class entitled to vote thereon were present and voted. Prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given to those shareholders of such class of shares who have not consented in writing.”

6.	These Articles of Amendment have been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 7-110-103 of the Colorado Business Corporation Act of the State of Colorado.

7.	These Articles of Amendment shall become effective as of 12:01 a.m., Eastern Time on ______________, 2023.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be duly executed in its corporate name as of the ____th day of _______________, 2023.

By:
Erik S. Nelson
Chief Executive Officer